CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



     As independent public acountants, we hereby consent ot the use of our report dated October 30, 1998 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 68.




                                 /s/ Arthur Andersen LLP
                                 ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
 November 25, 1998